News Release

For more information, contact:

Jamie Anderson

(210) 352-6958

janderso@attnews.us

AT&T Posts Strong Third-Quarter Earnings Growth

Results Driven by Wireless Revenue Gains and Margin Expansion,

Merger-Integration Progress, Improved Business Trends

•	$0.56 reported earnings per diluted share, up 47.4 percent versus year-earlier third quarter
•

$0.63 earnings per diluted share before merger-related costs, up 34.0 percent versus comparable results in third quarter of 2005; sixth consecutive quarter of double-digit growth in earnings per share before merger-related costs

•

300 basis point sequential OIBDA margin expansion at Cingular Wireless with 1.4 million net subscriber gain; total service revenues up 12.2 percent year over year, data ARPU up 46.0 percent, total ARPU up both sequentially and year over year

•	Regional business revenues up 6.6 percent versus pro forma results for the year-earlier quarter; continued enterprise progress
•	Consolidated operating income margin of 18.7 percent on a reported basis, 19.5 percent before merger-related costs

Note: AT&T's third-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Monday, Oct. 23, 2006, at www.att.com/investor.relations

SAN ANTONIO, Oct. 23, 2006 – AT&T Inc. (NYSE: T) today reported strong third-quarter earnings growth driven by revenue gains and margin expansion in wireless, merger-integration progress, and continued solid execution in wireline operations, including improved trends in business services.

AT&T's reported earnings per diluted share were $0.56, up 47.4 percent versus the year-earlier third quarter. Before merger-related costs, earnings per diluted share were $0.63, up 34.0 percent versus comparable adjusted results in the third quarter of 2005. This marked AT&T's sixth consecutive quarter of double-digit growth in earnings per share before merger-related costs.

AT&T Inc. 3Q 2006 Earnings – Page 2

“We had a great third quarter,” said Edward E. Whitacre Jr., AT&T chairman and chief executive officer. “Wireless delivered impressive margin expansion along with strong subscriber and revenue growth. Enterprise demand and revenue trends continue to be promising. And our regional wireline operations extended their record of revenue growth in both consumer and business.

"We began 2006 with a sound plan to integrate former AT&T operations and to further ramp up wireless performance," Whitacre added. “Our third-quarter results demonstrate that our execution is on or ahead of plan in both of these key areas. We have excellent momentum.

“We look forward to completing our pending acquisition of BellSouth and bringing the many benefits of this combination to customers and stockholders,” Whitacre said. “BellSouth has outstanding personnel along with a rich history of operational excellence, and I am excited about the future of our combined company.”

Consolidated Financial Results

Third-quarter earnings comparisons reflect AT&T’s fourth-quarter 2005 acquisition of the former AT&T Corp. as well as increased contributions from both wireless and wireline operations.

On a reported basis, AT&T's third-quarter 2006 net income was $2.2 billion, up 73.8 percent versus $1.2 billion in the third quarter of 2005. AT&T's third-quarter reported earnings per diluted share were $0.56, up 47.4 percent from $0.38 in the year-earlier quarter.

AT&T Inc.’s reported results for the third quarter of 2006 include costs related to the AT&T Corp. acquisition as well as costs related to Cingular Wireless' fourth-quarter 2004 acquisition of AT&T Wireless. In the third quarter of 2006, AT&T's portion of Cingular's $453 million of merger integration and noncash intangible amortization costs amounted to $0.05 per diluted share, and AT&T merger integration and noncash intangible amortization costs amounted to $140 million, or $0.02 per diluted share.

AT&T Inc. 3Q 2006 Earnings – Page 3

Excluding the items noted above, AT&T’s third-quarter 2006 earnings were $2.4 billion, up 58.2 percent versus adjusted earnings in the year-earlier quarter of $1.5 billion, and third-quarter 2006 earnings per diluted share were $0.63, up 34.0 percent versus a comparable $0.47 in the third-quarter of 2005. Adjusted results for the third quarter of 2005 exclude AT&T's portion of Cingular's $637 million of merger-integration and noncash intangible amortization costs, which amounted to $0.08 per diluted share, and its portion of Cingular's $96 million in costs associated with Hurricanes Katrina and Rita, which amounted to $0.01 per diluted share.

AT&T’s third-quarter merger-related costs were lower than in the second quarter of this year largely due to a cost reduction of $246 million resulting from a change in policy regarding the timing for earning vacation days. This reduction affects reported expenses, margins and earnings, but it does not affect AT&T’s results before merger-related costs.

Third-quarter consolidated revenues totaled $15.6 billion, up from a pre-merger $10.3 billion in the third quarter of 2005.

AT&T’s operating expenses in the third quarter of 2006 were $12.7 billion on a reported basis and $12.6 billion before merger-related costs, up from a pre-merger $8.3 billion in the year-earlier quarter. Sequentially, operating expenses declined by $445 million on a reported basis and by $188 million before merger-related costs. Third-quarter 2006 operating expenses were reduced by approximately $100 million due to the cumulative effect of a true-up to the AT&T Corp. opening balance sheet. Approximately $70 million of the reduction was for periods prior to the third quarter of 2006.

Third-quarter 2006 operating income was $2.9 billion on a reported basis and $3.1 billion before merger-related costs, up from a pre-merger $2.0 billion in the year-earlier quarter.

AT&T's third-quarter 2006 operating income margin was 18.7 percent on a reported basis and 19.5 percent before merger-related costs. These results compare with a pre-merger operating income margin in the year-earlier quarter of 19.0 percent.

AT&T Inc. 3Q 2006 Earnings – Page 4

AT&T's third-quarter cash from operating activities totaled $3.4 billion, up from

$3.3 billion in the year-earlier quarter. Year to date through the third quarter, cash from operations totaled $10.6 billion, up from $8.4 billion in the first three quarters of 2005. In addition to the inclusion of former AT&T Corp.’s operations, this growth reflects the company’s operational improvements and success in achieving merger synergies.

AT&T’s third-quarter consolidated revenues, expenses, operating income and cash from operations do not include results from Cingular Wireless. As required by Generally Accepted Accounting Principles for joint ventures, AT&T includes Cingular Wireless' results in the Equity in Net Income of Affiliates line of its Consolidated Statements of Income. Cingular's detailed financial results are shown in AT&T's Statements of Segment Income.

Wireline

AT&T's third-quarter 2006 wireline results reflect solid progress in merger integration along with improved trends in regional business and enterprise revenues.

Total wireline revenues in the third quarter were $14.6 billion, up 58.0 percent versus a pre-merger $9.2 billion reported in the third quarter of 2005 and down 0.8 percent versus the second quarter of 2006.

To give investors additional background, along with reported results, AT&T provides supplementary quarterly wireline revenue comparisons to pro forma results for 2005. These pro forma revenues combine results from the former SBC and the former AT&T Corp., with segments and categories consistent in all periods.

Versus pro forma results for the year-earlier quarter, AT&T's third-quarter 2006 wireline revenues declined 4.9 percent, compared with a 5.1 percent decline in the second quarter of this year. More than 60 percent of the year-over-year decline came from the former AT&T Corp. national mass markets category, primarily stand-alone long distance and local bundled services, where AT&T Corp. discontinued proactive marketing in 2004. Beyond this category, third-quarter wireline revenues declined 2.2 percent, largely reflecting declines in enterprise as well as in wholesale, where, as expected, recent shifts of traffic by major consolidated carriers to their own networks affected comparisons.

AT&T Inc. 3Q 2006 Earnings – Page 5

Third-quarter highlights include:

▪

Continued Solid Growth in Regional Business. AT&T’s regional business revenues totaled $2.1 billion, up 6.6 percent versus pro forma results for the year-earlier quarter. This growth, which included double-digit percentage growth in small/medium business revenues, was driven by positive trends in both data and voice services. Regional business voice revenues grew 6.6 percent, revenues from IP-based data services increased more than 20.0 percent and total data revenues grew 12.0 percent.

▪

Stabilizing Trends in Enterprise, Second Consecutive Quarter With a Sequential Decline in Enterprise Revenues of Less Than 1 Percent. Although AT&T’s enterprise revenues declined in the third quarter, they also demonstrated further progress toward improving trends. Results included strong double-digit growth in revenues from IP data services along with continued solid demand for data transport accompanied by competitive pricing that, while continuing to decline, is declining at a slower rate. placeCityEnterprise revenues totaled $4.4 billion in the quarter, representing a decline of 5.1 percent versus pro forma results for the year-earlier period due to continued competition in the marketplace. This followed year-over-year declines of 7.3 percent in the second quarter of this year and 6.8 percent in the quarter before that. placeCityEnterprise revenues declined 0.5 percent sequentially in the third quarter after a 0.2 percent sequential decline in the preceding quarter.

▪

Continued Growth in Regional Consumer. Regional consumer revenues totaled $3.7 billion in the third quarter, up 0.7 percent versus pro forma results for the third quarter of 2005, reflecting a 376,000 increase in consumer connections over the past year to 33.1 million. Consumer connections combine retail access lines, high speed Internet and video connections. Reflecting competition and wireless substitution, primary consumer lines declined by 242,000 in the third quarter, compared with declines of 320,000 in the second quarter of this year and 114,000 in the third quarter of 2005. Additional lines declined by 109,000 in the third quarter, consistent with results over the past several quarters, reflecting in part migration from dial-up

AT&T Inc. 3Q 2006 Earnings – Page 6

Internet access to high speed service. High speed Internet connections – which include DSL, AT&T U-verseSM and satellite services – increased by 380,000 in the third quarter to 8.2 million, up 1.7 million or 25.5 percent over the past year. Approximately 90 percent of AT&T’s high speed Internet net adds in the third quarter were consumer. Video connections, AT&T | DISH Network satellite television plus AT&T U-verse service, increased by 53,000 to reach 586,000 in service.

During the third quarter, AT&T continued the initial launch of its AT&T U-verse services, which include next-generation television and high speed Internet offerings powered by Project Lightspeed, the company’s initiative to expand its fiber-optics network deeper into neighborhoods. In late June, AT&T started the commercial launch of U-verse services in San Antonio. The initial response has been strong, with customer totals at approximately 3,000, or 10 percent penetration of homes marketed to. AT&T expects that its next U-verse launch will be in Houston in late November, where a trial including HDTV is currently under way. Initial results of the trial have been positive. AT&T expects to launch HDTV in San Antonio in late November as well, and in total expects to launch its U-verse services in approximately 15 markets (metropolitan statistical areas) across its traditional 13-state wireline area by the end of 2006, all including HDTV. Market launches are expected to generally follow the deployment plan used in San Antonio.

Wireline revenue comparisons reflect the movement of certain accounts during the quarter between customer categories, resulting in reclassified revenues between those categories for the current and past quarters. These movements correspond with changes in how the company serves customers as it continues to integrate operations. The changes affect previously reported revenues and trends in several customer categories. Total quarterly wireline revenues and product revenues were not affected by the changes. Financial data that include the changes are on the Investor Relations page of AT&T's Web site under the heading "Financial & Operational Results."

Wireless

AT&T Inc. 3Q 2006 Earnings – Page 7

In the third quarter, Cingular Wireless delivered strong subscriber gains, low churn levels, double-digit percentage growth in service revenues and substantial margin expansion.

Cingular’s reported OIBDA margin expanded 600 basis points from the third quarter of 2005 and 300 basis points sequentially. Before merger-related costs, Cingular’s third-quarter OIBDA margin was up 400 basis points versus comparable results in the year-earlier quarter and up 300 basis points sequentially. (OIBDA margin is operating income before depreciation and amortization, divided by total service revenues.)

Cingular’s margin expansion came as the company drove continued strong customer growth. Gross subscriber additions totaled 4.6 million in the third quarter, up from results in the year-earlier quarter and in the second quarter of this year.

Average monthly subscriber churn was 1.8 percent overall, down 50 basis points versus the third quarter of 2005 and up 10 basis points sequentially. Postpaid churn was 1.5 percent, down 50 basis points versus the year-earlier quarter and flat sequentially. The small sequential increase in overall churn reflects normal seasonality patterns, the sunsetting of AT&T Wireless prepaid plans and actions taken to recover increased costs associated with serving the rapidly diminishing base of its TDMA customers.

Cingular achieved a net subscriber gain of 1.4 million in the third quarter to reach 58.7 million subscribers in service, an increase of 6.4 million over the past four quarters. Retail subscribers represented 87.0 percent of Cingular’s net subscriber additions in the third quarter, up versus the preceding quarter and the year-earlier quarter.

On Oct. 3, 2006, Cingular announced that it had completed integration of its nationwide GSM networks, which began following its acquisition of AT&T Wireless. At the end of the third quarter, 99 percent of Cingular’s minutes were carried on the company’s GSM/3G network and 94 percent of its subscriber base was GSM/3G-equipped.

Cingular continues to make progress deploying its UMTS/HSDPA 3G network, which provides average download data speeds between 400-700 kilobits

AT&T Inc. 3Q 2006 Earnings – Page 8

per second. Cingular currently provides 3G services in 115 cities and towns including 52 of the top 100 major metropolitan areas, and it expects to have launched in most of the United States’ top markets by the end of this year with continued expansion planned in 2007.

Driven by subscriber gains and strong growth in data revenues, Cingular's total revenues grew to $9.6 billion in the third quarter, up 9.2 percent versus the year-earlier quarter and up 3.6 percent sequentially. Service revenues, which exclude revenues from sales of handsets and accessories, grew 12.2 percent versus the year-earlier quarter to $8.7 billion and were up 4.4 percent sequentially. Data revenues increased 61 percent to $1.1 billion, driven by growth in text messaging, photo messaging, wireless e-mail and advanced applications. Cingular’s service ARPU in the third quarter was $49.76, up 0.2 percent versus the year-earlier quarter and up 1.9 percent sequentially.

On a reported basis, Cingular's third-quarter operating expenses totaled $8.1 billion, up 0.6 percent from the third quarter of 2005 and down 0.8 percent sequentially. Before merger-related costs, operating expenses were $7.7 billion, up 4.5 percent versus comparable results in the year-earlier quarter and down 0.2 percent sequentially.

Cingular's reported operating income for the third quarter was $1.4 billion, representing an increase of 115.5 percent from $657 million in the year-earlier quarter. Sequentially, operating income grew 39.2 percent, from $1.0 billion in the second quarter of this year. Before merger-related costs, operating income was $1.9 billion, up 34.5 percent from a comparable $1.4 billion in the year-earlier third quarter and up 23.3 percent sequentially.

BellSouth Merger, Expanded Share Repurchase

On July 21, 2006, AT&T Inc. and BellSouth Corporation received approval from their stockholders for AT&T to acquire BellSouth. The acquisition is subject to approval by regulatory authorities and to other customary closing conditions. The United States Department of Justice cleared the merger on Oct. 11, 2006. The Federal Communications Commission has scheduled a meeting to vote on the merger on Nov. 3.

AT&T Inc. 3Q 2006 Earnings – Page 9

AT&T announced in March that it expects to buy back $10 billion of its common shares by the end of 2007, and it expects that approximately $2 billion to $3 billion of the repurchases will occur during 2006. This repurchase plan is intended to approximate the share premium paid to BellSouth stockholders as part of the pending transaction. The timing and nature of these repurchases will depend on market conditions and applicable securities laws. AT&T accelerated its repurchase program starting in late July. In the third quarter, AT&T repurchased 39.3 million of its shares for $1.2 billion, and year to date through the third quarter, the company has repurchased 45.0 million shares for $1.4 billion.

This AT&T release and other news announcements are available as part of an RSS feed at www.att.com/rss.

About AT&T

AT&T Inc. is one of the world's largest telecommunications holding companies and is the largest in the United States. Operating globally under the AT&T brand, AT&T companies are recognized as the leading worldwide providers of IP-based communications services to business and as leading U.S. providers of high speed DSL Internet, local and long distance voice, and directory publishing and advertising services. AT&T Inc. holds a 60 percent ownership interest in Cingular Wireless, which is the No. 1 U.S. wireless services provider with 58.7 million wireless customers. Additional information about AT&T Inc. and AT&T products and services is available at http://www.att.com.

Subsidiaries and affiliates of AT&T Inc. provide products and services under the AT&T brand.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations.

Accompanying financial statements follow. Note that third-quarter 2005 results are reported and do not reflect any contribution from the former AT&T Corp. Previously released 2005 Pro Forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.